UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

SEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of this Current Report on Form 8-K relating to the issuance of the Additional Notes (as defined below) by Semtech Corporation (the “Company,” “we,” “us” or “our”) is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Current Report on Form 8-K relating to the issuance of the Additional Notes and the Additional Warrants (as defined below) is incorporated herein by reference. The Additional Notes were issued to the Initial Purchasers (as defined below), and the Additional Warrants were issued to the Counterparties (as defined below), in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Additional Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. The Additional Notes, the Additional Warrants and the shares of Common Stock (as defined below) issuable upon conversion of the Additional Notes and exercise of the Additional Warrants have not been registered under the Securities Act, or any state securities laws, and the Additional Notes, the Additional Warrants and the shares of Common Stock issuable upon conversion of the Additional Notes and exercise of the Additional Warrants may not be offered or sold in the United States absent registration or the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Company does not intend to file a shelf registration statement for the resale of the Additional Notes, the Warrants or the shares of Common Stock issuable upon conversion of the Additional Notes or exercise of the Additional Warrants. Initially, a maximum of 667,122 shares of Common Stock may be issued upon conversion of the Additional Notes, based on the initial maximum conversion rate of 34.2114 shares of common stock per $1,000 principal amount of Additional Notes, which is subject to customary anti-dilution adjustment provisions. Initially, a maximum of 1,046,466 shares of Common Stock may be issued upon exercise of the Additional Warrants (as defined below), which is subject to adjustments pursuant to the terms of such Additional Warrants.

Item 8.01	Other Events.

Convertible Notes Offering

On October 21, 2022, the Company issued an additional $19,500,000 principal amount of its 1.625% Convertible Senior Notes due 2027 (the “Additional Notes”) to the initial purchasers named in that certain purchase agreement, dated October 6, 2022, by and among the Company, the guarantors party thereto (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”). The issuance of the Additional Notes was pursuant to the Initial Purchasers’ partial exercise of their 13-day option to purchase additional notes granted in the previously announced original offering of an aggregate of $300,000,000 principal amount of 1.625% Convertible Senior Notes due 2027 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes were issued pursuant to, and are governed by, that certain Indenture, dated October 12, 2022 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee, pursuant to which the Original Notes were issued. The Additional Notes have identical terms to the Original Notes. The Indenture and the Notes are each described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2022 (the “Prior 8-K”), which is incorporated herein by reference. The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, including the Form of Note attached as Exhibit A thereto, which was filed as Exhibit 4.1 to the Prior 8-K and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities or any other securities of the Company and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Additional Notes have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from registration under the Act and applicable state securities laws.

Additional Convertible Note Hedge Transactions

On October 19, 2022, in connection with the offering of the Additional Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Additional Convertible Note Hedge Transactions”) with each of JPMorgan Chase Bank, National Association and Jefferies International Limited (collectively, the “Counterparties”). An affiliate of one of the Initial Purchasers under the Purchase Agreement is one of the Counterparties. On October 21, 2022, the Company used approximately $1.8 million of the net proceeds from the offering of the Additional Notes to pay the cost of the Additional Convertible Note Hedge Transactions (after such cost was partially offset by the proceeds to the Company from the sale of the Additional Warrants (as described below)). The Additional Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Additional Notes, approximately 0.5 million shares of the Company’s common stock (“Common Stock”), the same number of shares initially underlying the Additional Notes. The Additional Convertible Note Hedge Transactions will expire upon the maturity of the Additional Notes.

The Additional Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of the Additional Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Additional Notes, as the case may be, in the event that the market price per share of Common Stock, as measured under the terms of the Additional Convertible Note Hedge Transactions, is greater than the strike price of the Additional Convertible Note Hedge Transactions, which initially corresponds to the initial conversion price of the Additional Notes, or approximately $37.27 per share of Common Stock.

The Additional Convertible Note Hedge Transactions are separate transactions, entered into by the Company with each of the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Additional Convertible Note Hedge Transactions.

The foregoing description of the Additional Convertible Note Hedge Transactions is qualified in its entirety by reference to the form of the confirmation for the Additional Convertible Note Hedge Transactions entered into with each of the Counterparties on October 19, 2022, which form is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Warrant Transactions

In addition, concurrently with entering into the Additional Convertible Note Hedge Transactions, on October 19, 2022, the Company separately entered into privately negotiated warrant transactions whereby the Company sold to the Counterparties warrants (the “Additional Warrants”) to acquire, collectively, subject to anti-dilution adjustments, approximately 0.5 million shares of Common Stock at an initial strike price of $51.1525 per share. On October 21, 2022, the Company received aggregate proceeds of approximately $2.6 million from the sale of the Additional Warrants to the Counterparties. The Additional Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market price per share of the Common Stock, as measured under the terms of the Additional Warrants, exceeds the strike price of the Additional Warrants, the Additional Warrants could have a dilutive effect on the Common Stock, unless the Company elects, subject to certain conditions, to settle the Additional Warrants in cash.

The Additional Warrants are separate transactions, entered into by the Company with each of the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Additional Warrants.

The foregoing description of the Additional Warrants is qualified in its entirety by reference to the form of confirmation for the Additional Warrants entered into with each of the Counterparties on October 19, 2022, which form is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Form of Additional Convertible Note Hedge Confirmation.
99.2	Form of Additional Warrant Confirmation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: October 21, 2022	By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Chief Financial Officer